UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2024
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2024, Intensity Therapeutics, Inc. (the “Company”) entered into a collaboration agreement (the “Collaboration Agreement”) with The Swiss Group for Cancer Research SAKK (“SAKK”). Pursuant to the Collaboration Agreement, SAKK will conduct the Company’s planned Phase 2 portion of the Phase 2/3 program testing INT230-6 in combination with the standard of care treatment (chemotherapy/immunotherapy) compared to standard of care alone in women with triple negative breast cancer in presurgical (neoadjuvant) breast cancer (the “INVINCIBLE-4 Study”) in Europe, and the Company will supply SAKK with INT230-6 as well as funding in the amount of up to approximately $3.0 million.

Pursuant to the Collaboration Agreement, SAKK agreed to indemnify the Company from and against any loss, damage, reasonable costs and expense (including legal fees) incurred in connection with any claim, proceeding, or investigation arising out of, or in connection with the tasks and duties of SAKK in the INVINCIBLE-4 Study. The Company shall be liable for claims made against SAKK that arise from the manufacture, packaging, labelling or distribution of INT230-6, subject to certain exceptions as described in the Collaboration Agreement.

The Collaboration Agreement includes standard confidentiality provisions. The term of the Collaboration Agreement continues until SAKK publishes the final clinical study report from the INVINCIBLE-4 Study, unless earlier terminated in accordance with its terms. Either party may terminate the Collaboration Agreement for the other party’s material breach, subject to a specified notice and cure periods, or if the know-how generated in the INVINCIBLE-4 Study demonstrates the results generated may be of negligible scientific value, for safety reasons or on ethical grounds. The Company also may terminate the Collaboration Agreement in the event of a significant delay in recruitment (delay greater than 12 months) that is not remedied.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Collaboration Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 10, 2024

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
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